                                                                                                       EXHIBIT 12.1
                                         SOUTHWEST GAS CORPORATION
                             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                           (Thousands of dollars)

                                                                  For the Twelve Months Ended
                                            ----------------------------------------------------------------------
                                             March 31,                         December 31,
                                                        ----------------------------------------------------------
Continuing operations                          1999        1998        1997        1996        1995        1994
                                            ----------  ----------  ----------  ----------  ----------  ----------
   1. Fixed charges:
     A) Interest expense                    $  62,030   $  63,416   $  63,247   $  54,674   $  52,844   $  48,688
     B) Amortization                            1,272       1,243       1,164       1,494       1,569       1,426
     C) Interest portion of rentals             7,835       7,531       6,973       6,629       4,435       4,743
     D) Preferred securities distributions      5,475       5,475       5,475       5,475         913           -
                                            ----------  ----------  ----------  ----------  ----------  ----------
       Total fixed charges                  $  76,612   $  77,665   $  76,859   $  68,272   $  59,761   $  54,857
                                            ==========  ==========  ==========  ==========  ==========  ==========

   2. Earnings (as defined):
     E) Pretax income from
       continuing operations                $  72,259   $  83,951   $  21,328   $  10,448   $   3,493   $  38,119
     Fixed Charges (1. above)                  76,612      77,665      76,859      68,272      59,761      54,857
                                            ----------  ----------  ----------  ----------  ----------  ----------
       Total earnings as defined            $ 148,871   $ 161,616   $  98,187   $  78,720   $  63,254   $  92,976
                                            ==========  ==========  ==========  ==========  ==========  ==========

                                                 1.94        2.08        1.28        1.15        1.06        1.69
                                            ==========  ==========  ==========  ==========  ==========  ==========




                                                                  For the Twelve Months Ended
                                            ----------------------------------------------------------------------
Adjusted for interest allocated to           March 31,                         December 31,
                                                        ----------------------------------------------------------
discontinued operations                        1999        1998        1997        1996        1995        1994
                                            ----------  ----------  ----------  ----------  ----------  ----------
    1. Fixed charges:
     A) Interest expense                    $  62,030   $  63,416   $  63,247   $  54,674   $  52,844   $  48,688
     B) Amortization                            1,272       1,243       1,164       1,494       1,569       1,426
     C) Interest portion of rentals             7,835       7,531       6,973       6,629       4,435       4,743
     D) Preferred securities distributions      5,475       5,475       5,475       5,475         913           -
     E) Allocated interest [1]                      -           -           -           -       9,636       7,874
                                            ----------  ----------  ----------  ----------  ----------  ----------
       Total fixed charges                  $  76,612   $  77,665   $  76,859   $  68,272   $  69,397   $  62,731
                                            ==========  ==========  ==========  ==========  ==========  ==========

   2. Earnings (as defined):
     F) Pretax income from
       continuing operations                $  72,259   $  83,951   $  21,328   $  10,448   $   3,493   $  38,119
     Fixed Charges (1. above)                  76,612      77,665      76,859      68,272      69,397      62,731
                                            ----------  ----------  ----------  ----------  ----------  ----------
       Total earnings as defined            $ 148,871   $ 161,616   $  98,187   $  78,720   $  72,890   $ 100,850
                                            ==========  ==========  ==========  ==========  ==========  ==========

   3. Ratio of earnings to fixed charges         1.94        2.08        1.28        1.15        1.05        1.61
                                            ==========  ==========  ==========  ==========  ==========  ==========


[1] Represents allocated interest through the period ended December 31, 1995.
Carrying costs for the period subsequent to year end through the disposition of the discontinued operations were accrued and recorded as disposal costs.


                                            SOUTHWEST GAS CORPORATION
                   COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                                             (Thousands of dollars)

                                                                 For the Twelve Months Ended
                                           ----------------------------------------------------------------------
                                            March 31,                         December 31,
                                                       ----------------------------------------------------------
Continuing operations                         1999        1998        1997        1996        1995        1994
                                           ----------  ----------  ----------  ----------  ----------  ----------
   1. Combined fixed charges:
     A) Total fixed charges                $  76,612   $  77,665   $  76,859   $  68,272   $  59,761   $  54,857
     B) Preferred dividends [1]                    -           -           -           -         404         826
                                           ----------  ----------  ----------  ----------  ----------  ----------
       Total fixed charges and
         preferred dividends               $  76,612   $  77,665   $  76,859   $  68,272   $  60,165   $  55,683
                                           ==========  ==========  ==========  ==========  ==========  ==========

   2. Earnings                             $ 148,871   $ 161,616   $  98,187   $  78,720   $  63,254   $  92,976
                                           ==========  ==========  ==========  ==========  ==========  ==========

   3. Ratio of earnings to fixed charges
     and preferred dividends                    1.94        2.08        1.28        1.15        1.05        1.67
                                           ==========  ==========  ==========  ==========  ==========  ==========




                                                                 For the Twelve Months Ended
                                           ----------------------------------------------------------------------
Adjusted for interest allocated to         March 31,                          December 31,
                                                       ----------------------------------------------------------
discontinued operations                       1999        1998        1997        1996        1995        1994
                                           ----------  ----------  ----------  ----------  ----------  ----------
   1. Combined fixed charges:
     A) Total fixed charges                $  76,612   $  77,665   $  76,859   $  68,272   $  69,397   $  62,731
     B) Preferred dividends [1]                    -           -           -           -         404         826
                                           ----------  ----------  ----------  ----------  ----------  ----------
        Total fixed charges and
         preferred dividends               $  76,612   $  77,665   $  76,859   $  68,272   $  69,801   $  63,557
                                           ==========  ==========  ==========  ==========  ==========  ==========

   2. Earnings                             $ 148,871   $ 161,616   $  98,187   $  78,720   $  72,890   $ 100,850
                                           ==========  ==========  ==========  ==========  ==========  ==========

   3. Ratio of earnings to fixed charges
     and preferred dividends                    1.94        2.08        1.28        1.15        1.04        1.59
                                           ==========  ==========  ==========  ==========  ==========  ==========


[1] Preferred and preference dividends have been adjusted to represent the pretax earnings necessary to cover such dividend requirements.
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